Exhibit 99.1
Delek US Holdings Reports Fourth Quarter 2025 Results

•Delek US reported fourth quarter net income of $78.3 million or $1.26 per share, adjusted net income of $143.0 million or $2.31 per share and adjusted EBITDA of $374.8 million
•Excluding the impacts of SREs, adjusted EPS was $0.44 per share and adjusted EBITDA was $225.5 million
•Further advanced key objectives of Enterprise Optimization Plan ("EOP")
◦Increased the annual run-rate cash flow improvements to ~$200 million
◦Recognized ~$50 million of improvements in 4Q'25
•Announced restructuring of its Inventory Intermediation Agreement which will result in incremental free cash flow generation of at least $40 million
•Delek Logistics reported record financial performance and initiated 2026 adjusted EBITDA guidance of $520 million to $560 million
•Delek US purchased ~$20 million in DK common stock during the quarter
•Paid $15.3 million of dividends and announced regular quarterly dividend of $0.255 per share

BRENTWOOD, Tenn.-- February 27, 2026 -- Delek US Holdings, Inc. (NYSE: DK) (“Delek US”, "Company") today announced financial results for its fourth quarter ended December 31, 2025.
“2025 has been a transformational year for DK in improving its cash flow profile through successful implementation of the Enterprise Optimization Plan, reducing the costs of Inventory Intermediation Agreements, and progressing its economic separation with Delek Logistics” said Avigal Soreq, President and Chief Executive Officer of Delek US. “We are very proud of the continuous improvement culture we are building at Delek and look forward to driving incremental free cash flow improvement through continued operational excellence, cost optimization, and disciplined capital allocation.”
“DKL continues to strengthen its premier position in the Permian Basin, supported by the ongoing ramp-up of our gas processing facilities and continued investment in sour gas handling, treating, and processing capabilities. The ongoing growth in third-party cash flows has allowed DKL to largely separate economically from DK while maintaining its strong organic growth reflected in DKL’s 2026 guidance of $520 to $560 million. This guidance reflects the durability of DKL's platform, the benefits of DKL's strong three stream business model and its investments in creating a peer leading sour gas gathering and acid gas injection solution.”
“Looking ahead, we remain focused on operating safely and reliably, successfully completing our ongoing Big Spring turnaround, advancing our sum-of-the-parts strategy, enhancing cash flow generation, and delivering sustainable long-term value for shareholders while maintaining financial strength and flexibility,” Soreq concluded.

Delek US Results

	Three Months Ended December 31,		Year Ended December 31,
($ in millions, except per share data)	2025	2024	2025	2024
Net income (loss) attributable to Delek	$78.3	$(413.8)	$(22.8)	$(560.4)
Total diluted income (loss) per share	$1.26	$(6.55)	$(0.38)	$(8.77)
Adjusted net income (loss)	$143.0	$(160.5)	$399.7	$(338.9)
Adjusted net income (loss) per share	$2.31	$(2.54)	$6.60	$(5.31)
Adjusted EBITDA	$374.8	$(15.2)	$1,353.0	$341.8

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Refining Segment
The refining segment Adjusted EBITDA was $314.1 million in the fourth quarter 2025 compared with $(68.7) million in the same quarter last year, which reflects an increase in refining margin driven by increased crack spreads and continued benefit of the small refinery exemptions granted earlier this year. During the fourth quarter 2025, Delek US's benchmark crack spreads were up an average of 66.0% from prior-year levels. Adjusted EBITDA was also impacted favorably by other inventory impacts of $41.0 million and $43.9 million for fourth quarter 2025 and 2024, respectively.
The regulatory relief received under the renewable fuel standards resulted in a reduction within cost of materials of $75.3 million in the fourth quarter bringing the YTD reduction to $356.1 million
Logistics Segment
The logistics segment Adjusted EBITDA in the fourth quarter 2025 was $141.9 million compared with $114.3 million in the prior-year quarter. The increase over last year's fourth quarter was driven by the impact of the W2W dropdown and incremental contribution due to the H2O Midstream Acquisition on September 11, 2024, the Gravity Acquisition on January 2, 2025, and the increase in wholesale margins.
Shareholder Distributions
On February 18, 2026, the Board of Directors approved the regular quarterly dividend of $0.255 per share that will be paid on March 9, 2026 to shareholders of record on March 2, 2026.
Liquidity
As of December 31, 2025, Delek US had a cash balance of $625.8 million and total consolidated long-term debt of $3,233.1 million, resulting in net debt of $2,607.3 million. As of December 31, 2025, Delek Logistics Partners, LP (NYSE: DKL) ("Delek Logistics") had $10.9 million of cash and $2,344.4 million of total long-term debt, which are included in the consolidated amounts on Delek US' balance sheet. Excluding Delek Logistics, Delek US had $614.9 million in cash and $888.7 million of long-term debt, or a $273.8 million net debt position.
Fourth Quarter 2025 Results | Conference Call Information
Delek US will hold a conference call to discuss its fourth quarter 2025 results on Friday, February 27, 2026 at 9:30 a.m. Central Time. Investors will have the opportunity to listen to the conference call live by going to www.DelekUS.com and clicking on the Investor Relations tab. Participants are encouraged to register at least 15 minutes early to download and install any necessary software. Presentation materials accompanying the call will be available on the investor relations tab of the Delek US website approximately ten minutes prior to the start of the call. For those who cannot listen to the live broadcast, the online replay will be available on the website for 90 days.
Investors may also wish to listen to Delek Logistics’ (NYSE: DKL) fourth quarter 2025 earnings conference call that will be held on Friday, February 27, 2026 at 11:00 a.m. Central Time and review Delek Logistics’ earnings press release. Market trends and information disclosed by Delek Logistics may be relevant to the logistics segment reported by Delek US. Both a replay of the conference call and press release for Delek Logistics will be available online at www.deleklogistics.com.
About Delek US Holdings, Inc.
Delek US Holdings, Inc. is a diversified downstream energy company with assets in petroleum refining, logistics, pipelines, and renewable fuels. The refining assets consist primarily of refineries operated in Tyler and Big Spring, Texas, El Dorado, Arkansas and Krotz Springs, Louisiana with a combined nameplate crude throughput capacity of 302,000 barrels per day.
The logistics operations include Delek Logistics Partners, LP (NYSE: DKL). Delek Logistics Partners, LP is a growth-oriented master limited partnership focused on owning and operating midstream energy infrastructure assets. Delek US Holdings, Inc. and its subsidiaries owned approximately 63.3% (including the general partner interest) of Delek Logistics Partners, LP at December 31, 2025.
Safe Harbor Provisions Regarding Forward-Looking Statements
This press release contains forward-looking statements that are based upon current expectations and involve a number of risks and uncertainties. Statements concerning current estimates, expectations and projections about future results, performance, prospects, opportunities, plans, actions and events and other statements, concerns, or matters that are not historical facts are “forward-looking statements,” as that term is defined under the federal securities laws. These statements contain words such as “possible,” “believe,” “should,” “could,” “would,” “predict,” “plan,” “estimate,” “intend,” “may,” “anticipate,” “will,” “if", “potential,” “expect” or similar expressions, as well as statements in the future tense. These forward-looking statements include, but are not limited to, statements regarding anticipated performance and financial position; cost reductions; throughput at the Company’s refineries; crude oil prices, discounts and quality and our ability to benefit therefrom; growth; scheduled turnaround activity; projected capital expenditures and investments into our business; liquidity and EBITDA impacts from strategic and intercompany transactions; the performance of our midstream growth

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initiatives, and the flexibility, benefits and expected returns therefrom; and projected benefits of Delek Logistics' acquisition of the Delaware Gathering, Permian Gathering, H2O Midstream and Gravity Water Midstream businesses.
Investors are cautioned that the following important factors, among others, may affect these forward-looking statements: political or regulatory developments, including tariffs, taxes and changes in governmental policies relating to crude oil, natural gas, refined products or renewables; uncertainty related to timing and amount of future share repurchases and dividend payments; risks and uncertainties with respect to the quantities and costs of crude oil we are able to obtain and the price of the refined petroleum products we ultimately sell, uncertainties regarding actions by OPEC and non-OPEC oil producing countries impacting crude oil production and pricing; risks and uncertainties related to the integration by Delek Logistics of the Delaware Gathering, Permian Gathering, H2O Midstream or Gravity businesses following their acquisition; Delek US' ability to realize cost reductions; risks related to exposure to Permian Basin crude oil, such as supply, pricing, gathering, production and transportation capacity; gains and losses from derivative instruments; risks associated with acquisitions and dispositions; risks and uncertainties with respect to the possible benefits of the H2O Midstream and Gravity transactions; acquired assets may suffer a diminishment in fair value as a result of which we may need to record a write-down or impairment in carrying value of the asset; the possibility of litigation challenging and/or legislation changing renewable fuel standard waivers; changes in the scope, costs, and/or timing of capital and maintenance projects; the ability to grow the Midland Gathering System; the ability of the Red River joint venture to complete the expansion project to increase the Red River pipeline capacity; operating hazards inherent in transporting, storing and processing crude oil and intermediate and finished petroleum products; our competitive position and the effects of competition; the projected growth of the industries in which we operate; general economic and business conditions affecting the geographic areas in which we operate; and other risks described in Delek US’ filings with the United States Securities and Exchange Commission (the “SEC”), including risks disclosed in our Annual Report on Form 10-K, Quarterly Reports on Form 10-Q and other filings and reports with the SEC.
Forward-looking statements should not be read as a guarantee of future performance or results and will not be accurate indications of the times at, or by, which such performance or results will be achieved.  Forward-looking information is based on information available at the time and/or management's good faith belief with respect to future events, and is subject to risks and uncertainties that could cause actual performance or results to differ materially from those expressed in the statements.  Delek US undertakes no obligation to update or revise any such forward-looking statements to reflect events or circumstances that occur, or which Delek US becomes aware of, after the date hereof, except as required by applicable law or regulation.

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Non-GAAP Disclosures:
Our management uses certain “non-GAAP” operational measures to evaluate our operating segment performance and non-GAAP financial measures to evaluate past performance and prospects for the future to supplement our financial information presented in accordance with United States ("U.S.") Generally Accepted Accounting Principles ("GAAP"). These financial and operational non-GAAP measures are important factors in assessing our operating results and profitability and include:
•Adjusting items - certain identified infrequently occurring items, non-cash items, and items that are not attributable to or indicative of our on-going operations or that may obscure our underlying results and trends;
•Adjusted net income (loss) - calculated as net income (loss) attributable to Delek US adjusted for relevant Adjusting items recorded during the period;
•Adjusted net income (loss) per share - calculated as Adjusted net income (loss) divided by weighted average shares outstanding, assuming dilution, as adjusted for any anti-dilutive instruments that may not be permitted for consideration in GAAP earnings per share calculations but that nonetheless favorably impact dilution;
•Earnings before interest, taxes, depreciation and amortization ("EBITDA") - calculated as net income (loss) attributable to Delek adjusted to add back interest expense, income tax expense, depreciation, amortization and proportional interest, taxes, depreciation and amortization of equity method investments;
•Adjusted EBITDA - calculated as EBITDA adjusted for the relevant identified Adjusting items in Adjusted net income (loss) that do not relate to interest expense, income tax expense, depreciation or amortization, and adjusted to include income (loss) attributable to non-controlling interests;
•Refining margin - calculated as gross margin (which we define as sales minus cost of sales) adjusted for operating expenses and depreciation and amortization included in cost of sales;
•Adjusted refining margin - calculated as refining margin adjusted for other inventory impacts, net inventory LCM valuation loss (benefit), unrealized hedging (gain) loss and intercompany lease impacts;
•Refining production margin - calculated based on the regional market sales price of refined products produced, less allocated transportation, Renewable Fuel Standard volume obligation and associated feedstock costs. This measure reflects the economics of each refinery exclusive of the financial impact of inventory price risk mitigation programs and marketing uplift strategies;
•Refining production margin per throughput barrel - calculated as refining production margin divided by our average refining throughput in barrels per day (excluding purchased barrels) multiplied by 1,000 and multiplied by the number of days in the period; and
•Net debt - calculated as long-term debt including both current and non-current portions (the most comparable GAAP measure) less cash and cash equivalents as of a specific balance sheet date.
We believe these non-GAAP operational and financial measures are useful to investors, lenders, ratings agencies and analysts to assess our ongoing performance because, when reconciled to their most comparable GAAP financial measure, they provide improved relevant comparability between periods, to peers or to market metrics through the inclusion of retroactive regulatory or other adjustments as if they had occurred in the prior periods they relate to, or through the exclusion of certain items that we believe are not indicative of our core operating performance and that may obscure our underlying results and trends. “Net debt,” also a non-GAAP financial measure, is an important measure to monitor leverage and evaluate the balance sheet.
Non-GAAP measures have important limitations as analytical tools, because they exclude some, but not all, items that affect net earnings and operating income. These measures should not be considered substitutes for their most directly comparable U.S. GAAP financial measures. Additionally, because Adjusted net income or loss, Adjusted net income or loss per share, EBITDA and Adjusted EBITDA, Adjusted Refining Margin and Refining Production Margin or any of our other identified non-GAAP measures may be defined differently by other companies in its industry, Delek US' definition may not be comparable to similarly titled measures of other companies. See the accompanying tables in this earnings release for a reconciliation of these non-GAAP measures to the most directly comparable GAAP measures.

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Delek US Holdings, Inc.
Condensed Consolidated Balance Sheets (Unaudited)
($ in millions, except share and per share data)
	December 31, 2025	December 31, 2024
ASSETS
Current assets:
Cash and cash equivalents	$625.8	$735.6
Accounts receivable, net	648.7	617.6
Inventories, net of inventory valuation reserves	726.0	893.2
Other current assets	67.5	85.5
Total current assets	2,068.0	2,331.9
Property, plant and equipment:
Property, plant and equipment	5,586.9	4,948.4
Less: accumulated depreciation	(2,314.4)	(2,008.4)
Property, plant and equipment, net	3,272.5	2,940.0
Operating lease right-of-use assets	71.4	92.2
Goodwill	475.3	475.3
Other intangibles, net	405.7	321.6
Equity method investments	427.7	392.9
Other non-current assets	127.1	111.9
Total assets	$6,847.7	$6,665.8

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$1,633.8	$1,813.8
Current portion of long-term debt	9.5	9.5
Current portion of operating lease liabilities	27.2	43.2
Accrued expenses and other current liabilities	858.9	649.5
Total current liabilities	2,529.4	2,516.0
Non-current liabilities:
Long-term debt, net of current portion	3,223.6	2,755.7
Obligation under Inventory Intermediation Agreement	119.5	408.7
Environmental liabilities, net of current portion	31.1	33.3
Asset retirement obligations	34.0	24.7
Deferred tax liabilities	217.9	214.8
Operating lease liabilities, net of current portion	46.1	54.8
Other non-current liabilities	98.8	82.6
Total non-current liabilities	3,771.0	3,574.6
Stockholders’ equity:
Preferred stock, $0.01 par value, 10,000,000 shares authorized, no shares issued and outstanding	—	—
Common stock, $0.01 par value, 110,000,000 shares authorized, 77,357,447 shares and 80,127,994 shares issued at December 31, 2025 and December 31, 2024, respectively	0.8	0.8
Additional paid-in capital	1,290.9	1,215.9
Accumulated other comprehensive loss	—	(4.1)
Treasury stock, 17,575,527 shares, at cost, at December 31, 2025 and December 31, 2024, respectively	(694.1)	(694.1)
Retained earnings (deficit)	(311.1)	(205.7)
Non-controlling interests in subsidiaries	260.8	262.4
Total stockholders’ equity	547.3	575.2
Total liabilities and stockholders’ equity	$6,847.7	$6,665.8

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Delek US Holdings, Inc.
Condensed Consolidated Statements of Income (Loss) (Unaudited)
($ in millions, except share and per share data)	Three Months Ended December 31,		Year Ended December 31,
	2025	2024	2025	2024
Net revenues	$2,429.4	$2,373.7	$10,722.9	$11,852.2
Cost of sales:
Cost of materials and other	1,893.4	2,234.7	8,873.6	10,781.8
Operating expenses (excluding depreciation and amortization presented below)	214.2	183.5	862.9	763.8
Depreciation and amortization	95.9	90.1	374.3	349.7
Total cost of sales	2,203.5	2,508.3	10,110.8	11,895.3
Insurance proceeds	—	(5.6)	(0.1)	(20.6)
Operating expenses related to wholesale business (excluding depreciation and amortization presented below)	2.0	(2.3)	9.0	3.4
General and administrative expenses	54.6	61.2	269.5	252.8
Depreciation and amortization	5.2	6.2	23.5	24.8
Asset impairment	1.4	212.2	17.7	243.5
Other operating income, net	(1.9)	(2.9)	(8.5)	(55.5)
Total operating costs and expenses	2,264.8	2,777.1	10,421.9	12,343.7
Operating income (loss)	164.6	(403.4)	301.0	(491.5)
Interest expense, net	82.2	68.9	345.3	313.0
Income from equity method investments	(22.8)	(14.8)	(89.5)	(92.2)
Other expense (income), net	2.9	(5.2)	6.3	(6.3)
Total non-operating expense, net	62.3	48.9	262.1	214.5
Income (loss) from continuing operations before income tax expense (benefit)	102.3	(452.3)	38.9	(706.0)
Income tax expense (benefit)	4.2	(51.2)	(6.8)	(107.9)
Income (loss) from continuing operations, net of tax	98.1	(401.1)	45.7	(598.1)
Discontinued operations:
(Loss) income from discontinued operations; including gain on sale of discontinued operations	(1.2)	(1.9)	(3.0)	105.9
Income tax (benefit) expense	(0.2)	(0.9)	(0.6)	28.7
(Loss) income from discontinued operations, net of tax	(1.0)	(1.0)	(2.4)	77.2
Net income (loss)	97.1	(402.1)	43.3	(520.9)
Net income attributed to non-controlling interests	18.8	11.7	66.1	39.5
Net income (loss) attributable to Delek	$78.3	$(413.8)	$(22.8)	$(560.4)
Basic income (loss) per share:
Income (loss) from continuing operations	$1.32	$(6.53)	$(0.34)	$(9.98)
(Loss) income from discontinued operations	(0.02)	(0.02)	$(0.04)	$1.21
Total basic income (loss) per share	$1.30	$(6.55)	$(0.38)	$(8.77)

Diluted income (loss) per share:
Income (loss) from continuing operations	$1.28	$(6.53)	$(0.34)	$(9.98)
(Loss) income from discontinued operations	(0.02)	(0.02)	$(0.04)	$1.21
Total diluted income (loss) per share	$1.26	$(6.55)	$(0.38)	$(8.77)
Weighted average common shares outstanding:
Basic	60,030,006	63,234,505	60,703,554	63,882,219
Diluted	61,926,891	63,234,505	60,703,554	63,882,219

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Delek US Holdings, Inc.
Condensed Consolidated Cash Flow Data (Unaudited)
($ in millions)	Three Months Ended December 31,		Year Ended December 31,
	2025	2024	2025	2024
Cash flows from operating activities:
Cash provided by (used in) operating activities - continuing operations	$503.8	$(162.6)	$538.2	$(83.7)
Cash (used in) provided by operating activities - discontinued operations	(1.0)	(0.9)	(2.4)	16.9
Net cash provided by (used in) operating activities	502.8	(163.5)	535.8	(66.8)
Cash flows from investing activities:
Cash used in investing activities - continuing operations	(116.9)	(215.8)	(697.9)	(603.2)
Cash provided by investing activities - discontinued operations	—	—	—	361.7
Net cash used in investing activities	(116.9)	(215.8)	(697.9)	(241.5)
Cash flows from financing activities:
Cash (used in) provided by financing activities - continuing operations	(391.0)	77.3	52.3	221.7
Net (used in) cash provided by financing activities	(391.0)	77.3	52.3	221.7
Net decrease in cash and cash equivalents	(5.1)	(302.0)	(109.8)	(86.6)
Cash and cash equivalents at the beginning of the period	630.9	1,037.6	735.6	822.2
Cash and cash equivalents at the end of the period	625.8	735.6	625.8	735.6

Working Capital Impacts Included in Cash Flows from Operating Activities from Continuing Operations
($ in millions)	Three Months Ended December 31,		Year Ended December 31,
	2025	2024	2025	2024
Favorable (unfavorable) cash flow working capital changes (1)	$25.8	$(71.1)	$(2.9)	$39.2

(1) Includes obligations under the inventory intermediation agreement.

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Significant Transactions During the Quarter Impacting Results:
Restructuring Costs
In 2022, we announced that we are progressing a business transformation focused on enterprise-wide opportunities to improve the efficiency of our cost structure. For the fourth quarter 2025, we recorded restructuring costs totaling $18.8 million ($14.6 million after-tax) associated with our business transformation. Restructuring costs of $10.4 million are recorded in general and administrative expenses, $5.7 million are included in operating expenses, and $2.7 million are included in other operating (income) and expense in our condensed consolidated statements of income.
General and Administrative Expenses
Excluding transaction costs and restructuring costs, general and administrative expenses were $43.4 million for the three months ended December 31, 2025.
Citi Inventory Intermediation Agreement Amendment
In the fourth quarter, we amended the Inventory Intermediation Agreement, further reducing interest expense and other associated fees while increasing our flexibility on liquidity and inventory financing options for all refineries associated with the Inventory Intermediation Agreement. We exercised optionality to exclude certain volumes related to the agreement and our obligation under the agreement was reduced by $289.2 million between December 31, 2024 and December 31, 2025.
Other Inventory Impact
"Other inventory impact" is primarily calculated by multiplying the number of barrels sold during the period by the difference between current period weighted average purchase cost per barrel directly related to our refineries and per barrel cost of materials and other for the period recognized on a first-in, first-out basis directly related to our refineries. It assumes no beginning or ending inventory, so that the current period average purchase cost per barrel is a reasonable estimate of our market purchase cost for the current period, without giving effect to any build or draw on beginning inventory. These amounts are based on management estimates using a methodology including these assumptions. However, this analysis provides management with a means to compare hypothetical refining margins to current period average crack spreads, as well as provides a means to better compare our results to peers.
Small Refinery Exemptions
In August of 2025, the United States Environmental Protection Agency ("EPA") announced its decisions on the backlog of 175 Small Refinery Exemption ("SRE") petitions from refineries seeking an exemption from their Renewable Fuel Standard obligations. Delek fully complied with Renewable Identification Number (“RIN”) obligations for all years, incurring significant costs to finance our compliance.
EPA granted Delek full and partial exemptions for substantially all of our 20 petitions for the 2019-2024 calendar years. Because RINs are valid for a one-year period, a majority of the refunded RINs were expired and therefore had no value, and are the subject of ongoing litigation. The RINs received from prior year SREs resulted in a reduction of our Consolidated Net RIN Obligation and therefore a reduction within cost of materials and other of approximately $75.3 million in the fourth quarter of 2025.
Intercompany Leases
As a result of amendments to intercompany lease agreements in August 2024, we had to reassess lease classification for the agreements that contain leases under Accounting Standards Codification 842. As a result of these lease assessments, certain of these agreements met the criteria to be accounted for as sales-type leases for Delek Logistics and finance leases for the Refining segment. Therefore, portions of the minimum volume commitments under these agreements subject to sales-type lease accounting are recorded as interest income with the remaining amounts recorded as a reduction in net investment in leases. Prior to the amendments, these agreements were accounted for as operating leases and these minimum volume commitments were recorded as revenues in the Logistics segment. Similarly, these minimum volume commitments were previously recorded as costs of sales for the Refining segment, as the underlying lease was reclassified from an operating lease to a finance lease, and these payments are now recorded as interest expense and reductions in the lease liability. These accounting changes have no impact to the Delek US consolidated results as these amounts eliminate in consolidation.
Subsequent Events - Transactions with Delek Logistics
In January 2026, we entered into asset purchase agreements with Delek Logistics, pursuant to which we agreed to acquire a Tyler refinery tank for total consideration of $19.0 million and El Dorado tank and terminal assets for total consideration of $66.0 million. The Tyler Tank Purchase and the El Dorado Terminal Purchase are expected to close on April 1, 2026 and October 1, 2027, respectively.

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Reconciliation of Net Income (Loss) Attributable to Delek US to Adjusted Net Income (Loss)

	Three Months Ended December 31,		Year Ended December 31,
$ in millions (unaudited)	2025	2024	2025	2024

Reported net income (loss) attributable to Delek US	$78.3	$(413.8)	$(22.8)	$(560.4)
Adjusting items (1)
Inventory and other LCM valuation (benefit) loss	(30.8)	(0.2)	8.4	(10.7)
Tax effect	6.9	—	(1.9)	2.4
Inventory and other LCM valuation (benefit) loss, net	(23.9)	(0.2)	6.5	(8.3)
Other inventory impact	41.0	43.9	176.6	82.9
Tax effect	(9.2)	(9.9)	(39.7)	(18.7)
Other inventory impact, net (2)	31.8	34.0	136.9	64.2
Business interruption insurance and settlement recoveries	—	—	—	(10.6)
Tax effect	—	—	—	2.4
Business interruption insurance and settlement recoveries, net	—	—	—	(8.2)
Unrealized inventory/commodity hedging (gain) loss where the hedged item is not yet recognized in the financial statements	0.1	0.1	(1.0)	1.2
Tax effect	—	(0.1)	0.2	(0.3)
Unrealized inventory/commodity hedging (gain) loss where the hedged item is not yet recognized in the financial statements, net	0.1	—	(0.8)	0.9
Transaction related expenses	0.8	3.8	9.1	24.8
Tax effect	(0.1)	(0.9)	(2.0)	(5.6)
Transaction related expenses, net	0.7	2.9	7.1	19.2
Unrealized RINs hedging (gain) loss where the hedged item is not yet recognized in the financial statements and revaluation of the net RINs obligation	(21.2)	1.8	4.5	5.5
Tax effect	4.8	(0.4)	(1.0)	(1.2)
Unrealized RINs hedging (gain) loss where the hedged item is not yet recognized in the financial statements and revaluation of the net RINs obligation, net (3)	(16.4)	1.4	3.5	4.3
Restructuring costs	18.8	3.3	86.8	62.8
Tax effect	(4.2)	(0.7)	(19.5)	(14.1)
Restructuring costs, net (2)	14.6	2.6	67.3	48.7
Renewable volume obligation short related to small refinery exemptions(5)	74.0	—	234.2	—
Tax effect	(16.7)	—	(52.7)	—
Renewable volume obligation short related to small refinery exemptions, net	57.3	—	181.5	—
Goodwill impairment	—	212.2	—	212.2
Tax effect	—	—	—	—
Goodwill impairment, net	—	212.2	—	212.2
Property settlement	—	—	—	(53.4)
Tax effect	—	—	—	12.0
Property settlement, net	—	—	—	(41.4)
Gain on sale of Retail Stores	—	0.9	—	(97.5)
Tax effect	—	(0.5)	—	27.4
Gain on sale of Retail Stores, net	—	0.4	—	(70.1)
Impairment of investments held at cost and other assets	1.4	—	26.3	—
Tax effect	(0.3)	—	(5.9)	—
Impairment of investments held at cost and other assets, net(2)	1.1	—	20.4	—
DPG inventory adjustment	(0.8)	—	0.1	—
Tax effect	0.2	—	—	—
DPG inventory adjustment, net (4)	(0.6)	—	0.1	—
Total Adjusting items (1)	64.7	253.3	422.5	221.5
Adjusted net income (loss)	$143.0	$(160.5)	$399.7	$(338.9)

9 |

(1) All adjustments have been tax effected using the estimated marginal income tax rate, as applicable.
(2) See further discussion in the "Significant Transactions During the Quarter Impacting Results" section.
(3) Starting with the quarter ended March 31, 2025, we updated our non-GAAP financial measures to include the impact of fair value adjustments to the net RINs obligation under the EPA’s Renewable Fuel Standard to reflect the period end market price of the underlying RINs. The impact to historical non-GAAP financial measures is immaterial.
(4) Starting with the quarter ended June 30, 2025, we updated our non-GAAP financial measures to include the impact of the DPG inventory for price and volume inventory impacts. The impact to historical non-GAAP financial measures is immaterial.
(5) Starting with the quarter ended September 30, 2025, we have updated our non-GAAP financial measures to include the benefit related to small refinery exemptions expected to be received specific to the current year obligation based on current laws and regulations. Consistent with our historical accounting practice, we have recorded the full amount of our Consolidated Net RINs Obligation assuming no future exemptions are granted. However, based on our history of being granted the exemptions and expected future activity, we have adjusted the non-GAAP measure to include the benefit of receiving exemptions equal to approximately 50% of our recorded current-period obligation.

Reconciliation of U.S. GAAP Income (Loss) per share to Adjusted Net Income (Loss) per share

	Three Months Ended December 31,		Year Ended December 31,
$ per share (unaudited)	2025	2024	2025	2024

Reported diluted net income (loss) per share	$1.26	$(6.55)	$(0.38)	$(8.77)
Adjusting items, after tax (per share) (1) (2)
Net inventory and other LCM valuation (benefit) loss	(0.39)	—	0.11	(0.13)
Other inventory impact (3)	0.51	0.53	2.26	1.00
Business interruption insurance and settlement recoveries	—	—	—	(0.13)
Unrealized inventory/commodity hedging (gain) loss where the hedged item is not yet recognized in the financial statements	—	—	(0.01)	0.01
Unrealized RINs hedging (gain) loss where the hedged item is not yet recognized in the financial statements and revaluation of the net RINs obligation (4)	(0.26)	0.02	0.06	0.07
Transaction related expenses	0.01	0.05	0.12	0.30
Restructuring costs (3)	0.24	0.04	1.11	0.77
Renewable volume obligation short related to small refinery exemptions (6)	0.93	—	2.99	—
Goodwill impairment	—	3.36	—	3.32
Property settlement	—	—	—	(0.65)
Gain on sale of Retail Stores	—	0.01	—	(1.10)
Impairment of investments held at cost and other assets (3)	0.02	—	0.34	—
DPG inventory adjustment, net (5)	(0.01)	—	—	—
Total Adjusting items (1)	1.05	4.01	6.98	3.46
Adjusted net income (loss) per share	$2.31	$(2.54)	$6.60	$(5.31)
(1) The adjustments have been tax effected using the estimated marginal tax rate, as applicable.
(2) For periods of Adjusted net loss, Adjustments (Adjusting items) and Adjusted net loss per share are presented using basic weighted average shares outstanding.
(3) See further discussion in the "Significant Transactions During the Quarter Impacting Results" section.
(4) Starting with the quarter ended March 31, 2025, we updated our non-GAAP financial measures to include the impact of fair value adjustments to the net RINs obligation under the EPA’s Renewable Fuel Standard to reflect the period end market price of the underlying RINs. The impact to historical non-GAAP financial measures is immaterial.
(5) Starting with the quarter ended June 30, 2025, we updated our non-GAAP financial measures to include the impact of the DPG inventory for price and volume inventory impacts. The impact to historical non-GAAP financial measures is immaterial.
(6) Starting with the quarter ended September 30, 2025, we have updated our non-GAAP financial measures to include the benefit related to small refinery exemptions expected to be received specific to the current year obligation based on current laws and regulations. Consistent with our historical accounting practice, we have recorded the full amount of our Consolidated Net RINs Obligation assuming no future exemptions are granted. However, based on our history of being granted the exemptions and expected future activity, we have adjusted the non-GAAP measure to include the benefit of receiving exemptions equal to approximately 50% of our recorded current-period obligation.

10 |

Reconciliation of Net Income (Loss) attributable to Delek US to Adjusted EBITDA
	Three Months Ended December 31,		Year Ended December 31,
$ in millions (unaudited)	2025	2024	2025	2024
Reported net income (loss) attributable to Delek US	$78.3	$(413.8)	$(22.8)	$(560.4)
Add:
Interest expense, net	82.2	68.9	345.3	313.1
Income tax benefit	4.0	(52.1)	(7.4)	(79.2)
Depreciation and amortization	101.1	96.3	397.8	383.5
Proportional interest, taxes, depreciation and amortization from equity-method investments	7.1	8.0	29.0	28.1
EBITDA attributable to Delek US	272.7	(292.7)	741.9	85.1
Adjusting items
Net inventory and other LCM valuation (benefit) loss	(30.8)	(0.2)	8.4	(10.7)
Other inventory impact (1)	41.0	43.9	176.6	82.9
Business interruption insurance and settlement recoveries	—	—	—	(10.6)
Unrealized inventory/commodity hedging (gain) loss where the hedged item is not yet recognized in the financial statements	0.1	0.1	(1.0)	1.2
Unrealized RINs hedging (gain) loss where the hedged item is not yet recognized in the financial statements and revaluation of the net RINs obligation (2)	(21.2)	1.8	4.5	5.5
Transaction related expenses	0.8	3.8	9.1	24.8
Restructuring costs (1)	18.8	3.3	86.8	62.8
Renewable volume obligation short related to small refinery exemptions(4)	74.0	—	234.2	—
Goodwill impairment	—	212.2	—	212.2
Property settlement	—	—	—	(53.4)
Gain on sale of Retail Stores	—	0.9	—	(97.5)
Impairment of investments held at cost and other assets(1)	1.4	—	26.3	—
DPG inventory adjustment (3)	(0.8)	—	0.1	—
Net income attributable to non-controlling interest	18.8	11.7	66.1	39.5
Total Adjusting items	102.1	277.5	611.1	256.7
Adjusted EBITDA	$374.8	$(15.2)	$1,353.0	$341.8
(1) See further discussion in the "Significant Transactions During the Quarter Impacting Results" section.
(2) Starting with the quarter ended March 31, 2025, we updated our non-GAAP financial measures to include the impact of fair value adjustments to the net RINs obligation under the EPA’s Renewable Fuel Standard to reflect the period end market price of the underlying RINs. The impact to historical non-GAAP financial measures is immaterial.
(3) Starting with the quarter ended June 30, 2025, we updated our non-GAAP financial measures to include the impact of the DPG inventory for price and volume inventory impacts. The impact to historical non-GAAP financial measures is immaterial.
(4) Starting with the quarter ended September 30, 2025, we have updated our non-GAAP financial measures to include the benefit related to small refinery exemptions expected to be received specific to the current year obligation based on current laws and regulations. Consistent with our historical accounting practice, we have recorded the full amount of our Consolidated Net RINs Obligation assuming no future exemptions are granted. However, based on our history of being granted the exemptions and expected future activity, we have adjusted the non-GAAP measure to include the benefit of receiving exemptions equal to approximately 50% of our recorded current-period obligation.

11 |

Reconciliation of Income (Loss) from Continuing Operations, Net of Tax to Adjusted EBITDA from Continuing Operations
	Three Months Ended December 31,		Year Ended December 31,
$ in millions (unaudited)	2025	2024	2025	2024
Reported income (loss) from continuing operations, net of tax	$98.1	$(401.1)	$45.7	$(598.1)
Add:
Interest expense, net	82.2	68.9	345.3	313.0
Income tax benefit	4.2	(51.2)	(6.8)	(107.9)
Depreciation and amortization	101.1	96.3	397.8	374.5
Proportional interest, taxes, depreciation and amortization from equity-method investments	7.1	8.0	29.0	28.1
EBITDA attributable to Delek US	292.7	(279.1)	811.0	9.6
Adjusting items
Net inventory and other LCM valuation (benefit) loss	(30.8)	(0.2)	8.4	(10.7)
Other inventory impact (1)	41.0	43.9	176.6	82.9
Business interruption insurance and settlement recoveries	—	—	—	(10.6)
Unrealized inventory/commodity hedging (gain) loss where the hedged item is not yet recognized in the financial statements	0.1	0.1	(1.0)	1.2
Unrealized RINs hedging (gain) loss where the hedged item is not yet recognized in the financial statements and revaluation of the net RINs obligation (2)	(21.2)	1.8	4.5	5.5
Transaction related expenses	0.8	3.3	9.1	14.9
Restructuring costs (1)	18.8	3.3	86.8	62.8
Renewable volume obligation short related to small refinery exemptions(4)	74.0	—	234.2	—
Goodwill impairment	—	212.2	—	212.2
Property settlement	—	—	—	(53.4)
Impairment of investments held at cost and other assets(1)	1.4	—	26.3	—
DPG inventory adjustment (3)	(0.8)	—	0.1	—
Total Adjusting items	83.3	264.4	545.0	304.8
Adjusted EBITDA from continuing operations	$376.0	$(14.7)	$1,356.0	$314.4
(1) See further discussion in the "Significant Transactions During the Quarter Impacting Results" section.
(2) Starting with the quarter ended March 31, 2025, we updated our non-GAAP financial measures to include the impact of fair value adjustments to the net RINs obligation under the EPA’s Renewable Fuel Standard to reflect the period end market price of the underlying RINs. The impact to historical non-GAAP financial measures is immaterial.
(3) Starting with the quarter ended June 30, 2025, we updated our non-GAAP financial measures to include the impact of the DPG inventory for price and volume inventory impacts. The impact to historical non-GAAP financial measures is immaterial.
(4) Starting with the quarter ended September 30, 2025, we have updated our non-GAAP financial measures to include the benefit related to small refinery exemptions expected to be received specific to the current year obligation based on current laws and regulations. Consistent with our historical accounting practice, we have recorded the full amount of our Consolidated Net RINs Obligation assuming no future exemptions are granted. However, based on our history of being granted the exemptions and expected future activity, we have adjusted the non-GAAP measure to include the benefit of receiving exemptions equal to approximately 50% of our recorded current-period obligation.

12 |

Reconciliation of Income (Loss) from Discontinued Operations, Net of Tax to Adjusted EBITDA from Discontinued Operations
	Three Months Ended December 31,		Year Ended December 31,
$ in millions (unaudited)	2025	2024	2025	2024
Reported (loss) income from discontinued operations, net of tax	$(1.0)	$(1.0)	$(2.4)	$77.2
Add:
Interest expense, net	—	—	—	0.1
Income tax (benefit) expense	(0.2)	(0.9)	(0.6)	28.7
Depreciation and amortization	—	—	—	9.0
EBITDA attributable to discontinued operations	(1.2)	(1.9)	(3.0)	115.0
Adjusting items
Transaction costs	—	0.5	—	9.9
Gain on sale of Retail Stores	—	0.9	—	(97.5)
Total Adjusting items	—	1.4	—	(87.6)
Adjusted EBITDA from discontinued operations	$(1.2)	$(0.5)	$(3.0)	$27.4

13 |

Reconciliation of Segment EBITDA Attributable to Delek US to Adjusted Segment EBITDA from Continuing Operations
	Three Months Ended December 31, 2025
$ in millions (unaudited)	Refining	Logistics	Segment Total	Corporate, Other and Eliminations	Consolidated
Segment EBITDA Attributable to Delek US	$258.3	$98.2	$356.5	$(63.8)	$292.7
Adjusting items
Net inventory and other LCM valuation (benefit) loss	(30.8)	—	(30.8)	—	(30.8)
Other inventory impact (1)	41.0	—	41.0	—	41.0
Unrealized inventory/commodity hedging (gain) loss where the hedged item is not yet recognized in the financial statements	0.1	—	0.1	—	0.1
Unrealized RINs hedging (gain) loss where the hedged item is not yet recognized in the financial statements and revaluation of the net RINs obligation (2)	—	—	—	(21.2)	(21.2)
Transaction related expenses	—	0.4	0.4	0.4	0.8
Restructuring costs (1)	0.4	—	0.4	18.4	18.8
Renewable volume obligation short related to small refinery exemptions (5)	74.0	—	74.0	—	74.0
Intercompany lease impacts (1)	(28.9)	44.1	15.2	(15.2)	—
Impairment of investments held at cost and other assets (1)	—	—	—	1.4	1.4
DPG inventory adjustment (4)	—	(0.8)	(0.8)	—	(0.8)
Total Adjusting items	55.8	43.7	99.5	(16.2)	83.3
Adjusted Segment EBITDA from continuing operations	$314.1	$141.9	$456.0	$(80.0)	$376.0

	Three Months Ended December 31, 2024
$ in millions (unaudited)	Refining (3)	Logistics	Segment Total	Corporate, Other and Eliminations (3)	Consolidated
Segment EBITDA Attributable to Delek US	$(292.3)	$80.9	$(211.4)	$(67.7)	$(279.1)
Adjusting items
Net inventory and other LCM valuation (benefit) loss	(0.2)	—	(0.2)	—	(0.2)
Other inventory impact (1)	43.9	—	43.9	—	43.9
Unrealized inventory/commodity hedging (gain) loss where the hedged item is not yet recognized in the financial statements	0.1	—	0.1	—	0.1
Unrealized RINs hedging (gain) loss where the hedged item is not yet recognized in the financial statements	1.8	—	1.8	—	1.8
Transaction related expenses	—	2.7	2.7	0.6	3.3
Restructuring costs	—	—	—	3.3	3.3
Goodwill impairment	212.2	—	212.2	—	212.2
Intercompany lease impacts (1)	(34.2)	30.7	(3.5)	3.5	—
Total Adjusting items	223.6	33.4	257.0	7.4	264.4
Adjusted Segment EBITDA from continuing operations	$(68.7)	$114.3	$45.6	$(60.3)	$(14.7)

14 |

Reconciliation of Segment EBITDA Attributable to Delek US to Adjusted Segment EBITDA from Continuing Operations
	Year Ended December 31, 2025
$ in millions (unaudited)	Refining	Logistics	Segment Total	Corporate, Other and Eliminations	Consolidated
Segment EBITDA Attributable to Delek US	$803.4	$395.6	$1,199.0	$(388.0)	$811.0
Adjusting items
Net inventory and other LCM valuation (benefit) loss	8.4	—	8.4	—	8.4
Other inventory impact (1)	176.6	—	176.6	—	176.6
Unrealized inventory/commodity hedging (gain) loss where the hedged item is not yet recognized in the financial statements	(1.0)	—	(1.0)	—	(1.0)
Unrealized RINs hedging (gain) loss where the hedged item is not yet recognized in the financial statements and revaluation of the net RINs obligation (2)	(5.5)	—	(5.5)	10.0	4.5
Restructuring costs (1)	1.4	—	1.4	85.4	86.8
Transaction related expenses	—	6.8	6.8	2.3	9.1
Renewable volume obligation short related to small refinery exemptions (5)	234.2	—	234.2	—	234.2
Impairment of investments held at cost and other assets(1)	—	2.8	2.8	23.5	26.3
DPG inventory adjustment (4)	—	0.1	0.1	—	0.1
Intercompany lease impacts (1)	(118.2)	129.7	11.5	(11.5)	—
Total Adjusting items	295.9	139.4	435.3	109.7	545.0
Adjusted Segment EBITDA from continuing operations	$1,099.3	$535.0	$1,634.3	$(278.3)	$1,356.0

	Year Ended December 31, 2024
$ in millions (unaudited)	Refining (3)	Logistics	Segment Total	Corporate, Other and Eliminations (3)	Consolidated
Segment EBITDA Attributable to Delek US	$(156.3)	$358.5	$202.2	$(192.6)	$9.6
Adjusting items
Net inventory and other LCM valuation (benefit) loss	(10.7)	—	(10.7)	—	(10.7)
Other inventory impact (1)	82.9	—	82.9	—	82.9
Unrealized inventory/commodity hedging (gain) loss where the hedged item is not yet recognized in the financial statements	1.2	—	1.2	—	1.2
Unrealized RINs hedging gain (loss) where the hedged item is not yet recognized in the financial statements	5.5	—	5.5	—	5.5
Restructuring costs	36.6	—	36.6	26.2	62.8
Transaction related expenses	—	11.4	11.4	3.5	14.9
Business interruption insurance recoveries	(10.6)	—	(10.6)	—	(10.6)
Goodwill impairment	212.2	—	212.2	—	212.2
Property settlement	—	—	—	(53.4)	(53.4)
Intercompany lease impacts (1)	(66.3)	59.6	(6.7)	6.7	—
Total Adjusting items	250.8	71.0	321.8	(17.0)	304.8
Adjusted Segment EBITDA from continuing operations	$94.5	$429.5	$524.0	$(209.6)	$314.4
(1) See further discussion in the "Significant Transactions During the Quarter Impacting Results" section.
(2) Starting with the quarter ended March 31, 2025, we updated our non-GAAP financial measures to include the impact of fair value adjustments to the net RINs obligation under the EPA’s Renewable Fuel Standard to reflect the period end market price of the underlying RINs. The impact to historical non-GAAP financial measures is immaterial.
(3) During the second quarter 2024, we realigned our reportable segments for financial reporting purposes to reflect changes in the manner in which our chief operating decision maker, or CODM, assesses financial information for decision-making purposes. The change represents reporting the operating results of our 50% interest in a joint venture that owns asphalt terminals located in the southwestern region of the U.S. within the refining segment. Prior to this change, these operating results were reported as part of corporate, other and eliminations. While this reporting change did not change our consolidated results, segment data for previous years has been restated and is consistent with the current year presentation.

15 |

(4) Starting with the quarter ended June 30, 2025, we updated our non-GAAP financial measures to include the impact of the DPG inventory for price and volume inventory impacts. The impact to historical non-GAAP financial measures is immaterial.
(5) Starting with the quarter ended September 30, 2025, we have updated our non-GAAP financial measures to include the benefit related to small refinery exemptions expected to be received specific to the current year obligation based on current laws and regulations. Consistent with our historical accounting practice, we have recorded the full amount of our Consolidated Net RINs Obligation assuming no future exemptions are granted. However, based on our history of being granted the exemptions and expected future activity, we have adjusted the non-GAAP measure to include the benefit of receiving exemptions equal to approximately 50% of our recorded current-period obligation.

16 |

Refining Segment Selected Financial Information	Three Months Ended December 31,		Year Ended December 31,
	2025	2024	2025	2024
Total Refining Segment	(Unaudited)		(Unaudited)
Days in period	92	92	365	366
Total sales volume - refined product (average barrels per day ("bpd")) (1)	296,724	271,333	306,152	301,834
Total production (average bpd)	292,553	262,918	299,836	292,817

Crude oil	261,080	252,170	285,496	281,271
Other feedstocks	33,683	14,346	18,161	15,380
Total throughput (average bpd)	294,763	266,516	303,657	296,651

Total refining production margin per bbl total throughput	$10.49	$3.71	$8.50	$7.10
Total refining operating expenses per bbl total throughput	$5.42	$5.46	$5.50	$5.37

Total refining production margin ($ in millions)	$284.6	$90.9	$942.6	$771.2
Supply, marketing and other ($ millions) (2)	98.3	(34.6)	511.6	(123.0)
Total adjusted refining margin ($ in millions)	$382.9	$56.3	$1,454.2	$648.2

Total crude slate details
Total crude slate: (% based on amount received in period)
WTI crude oil	78.4%	66.3%	75.0%	69.9%
Gulf Coast Sweet crude	5.0%	6.7%	6.3%	7.3%
Local Arkansas crude oil	3.4%	3.9%	3.4%	3.4%
Other	13.2%	23.1%	15.3%	19.4%

Crude utilization (% based on nameplate capacity) (4)	86.5%	83.5%	94.5%	93.1%

Tyler, TX Refinery
Days in period	92	92	365	366
Products manufactured (average bpd):
Gasoline	43,560	33,052	38,055	35,723
Diesel/Jet	32,593	29,568	32,470	31,755
Petrochemicals, LPG, NGLs	2,175	1,983	2,051	2,319
Other	521	426	855	849
Total production	78,849	65,029	73,431	70,646
Throughput (average bpd):
Crude oil	75,606	65,060	73,091	70,009
Other feedstocks	4,567	1,279	1,922	2,299
Total throughput	80,173	66,339	75,013	72,308

Tyler refining production margin ($ in millions)	$91.9	$40.6	$287.2	$265.2
Per barrel of throughput:
Tyler refining production margin	$12.45	$6.66	$10.49	$10.02
Operating expenses	$4.93	$5.51	$5.02	$5.04
Crude Slate: (% based on amount received in period)
WTI crude oil	75.8%	74.5%	74.8%	79.2%
East Texas crude oil	20.5%	25.2%	22.9%	20.4%
Other	3.7%	0.3%	2.3%	0.4%

Capture rate (3)	57.1%	48.4%	51.4%	57.0%
El Dorado, AR Refinery
Days in period	92	92	365	366
Products manufactured (average bpd):
Gasoline	36,604	37,814	38,138	38,215
Diesel/Jet	25,820	27,628	29,118	29,843
Petrochemicals, LPG, NGLs	1,212	918	1,097	1,205
Asphalt	5,054	8,412	6,749	8,739
Other	1,096	1,076	1,149	1,237
Total production	69,786	75,848	76,251	79,239
Throughput (average bpd):
Crude oil	67,659	73,215	74,712	77,993
Other feedstocks	2,983	4,034	2,960	2,886
Total throughput	70,642	77,249	77,672	80,879

17 |

Refining Segment Selected Financial Information (continued)	Three Months Ended December 31,		Year Ended December 31,
	2025	2024	2025	2024
El Dorado refining production margin ($ in millions)	$54.4	$4.0	$175.8	$101.0
Per barrel of throughput:
El Dorado refining production margin	$8.37	$0.56	$6.20	$3.41
Operating expenses	$5.51	$4.78	$4.86	$4.65
Crude Slate: (% based on amount received in period)
WTI crude oil	84.9%	64.9%	81.0%	66.5%
Local Arkansas crude oil	13.7%	13.1%	13.2%	12.2%
Other	1.4%	22.0%	5.8%	21.3%

Capture rate (3)	38.4%	4.1%	30.4%	19.4%
Big Spring, TX Refinery
Days in period	92	92	365	366
Products manufactured (average bpd):
Gasoline	33,782	36,757	33,227	33,888
Diesel/Jet	21,509	24,784	23,403	25,157
Petrochemicals, LPG, NGLs	1,683	4,949	3,139	4,710
Asphalt	1,438	2,986	2,003	2,774
Other	3,502	2,670	3,982	3,883
Total production	61,914	72,146	65,754	70,412
Throughput (average bpd):
Crude oil	59,677	66,919	63,145	66,123
Other feedstocks	3,115	5,981	3,871	4,975
Total throughput	62,792	72,900	67,016	71,098

Big Spring refining production margin ($ in millions)	$66.7	$33.8	$230.0	$215.4
Per barrel of throughput:
Big Spring refining production margin	$11.54	$5.04	$9.40	$8.28
Operating expenses	$6.40	$6.29	$7.11	$6.66
Crude Slate: (% based on amount received in period)
WTI crude oil	77.8%	70.1%	74.0%	70.4%
WTS crude oil	22.2%	29.9%	26.0%	29.6%

Capture rate (3)	56.3%	38.6%	48.1%	48.9%
Krotz Springs, LA Refinery
Days in period	92	92	365	366
Products manufactured (average bpd):
Gasoline	44,439	18,516	42,614	34,268
Diesel/Jet	29,903	18,957	32,070	28,125
Heavy oils	1,361	9,202	3,260	3,641
Petrochemicals, LPG, NGLs	6,302	2,791	6,456	4,942
Other	—	429	—	1,544
Total production	82,005	49,895	84,400	72,520
Throughput (average bpd):
Crude oil	58,137	46,976	74,548	67,146
Other feedstocks	23,019	3,052	9,408	5,220
Total throughput	81,156	50,028	83,956	72,366

Krotz Springs refining production margin ($ in millions)	$71.6	$12.5	$249.6	$189.6
Per barrel of throughput:
Krotz Springs refining production margin	$9.59	$2.71	$8.14	$7.16
Operating expenses	$5.06	$5.27	$5.22	$5.23
Crude Slate: (% based on amount received in period)
WTI Crude	75.2%	52.6%	69.9%	63.7%
Gulf Coast Sweet Crude	22.9%	35.0%	24.1%	29.7%
Other	1.9%	12.4%	6.0%	6.6%

Capture rate (3)	52.2%	27.8%	51.4%	53.4%
(1)     Includes sales to other segments which are eliminated in consolidation.

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(2)    Supply, marketing and other activities include refined product wholesale and related marketing activities, asphalt and intermediates marketing activities, optimization of inventory, the execution of risk management programs to capture the physical and financial opportunities that extend from our refining operations and our 50% interest in a joint venture that owns asphalt terminals. Formally known as Trading & Supply.
(3)    Defined as refining production margin divided by the respective crack spread. See page 21 for crack spread information.
(4) Crude throughput as % of total nameplate capacity of 302,000 bpd.

Logistics Segment Selected Information	Three Months Ended December 31,		Year Ended December 31,
	2025	2024	2025	2024
	(Unaudited)		(Unaudited)
Gathering & Processing: (average bpd)
Lion Pipeline System:
Crude pipelines (non-gathered)	59,551	64,920	66,125	69,903
Refined products pipelines	49,198	57,513	54,616	59,136
SALA Gathering System	8,483	13,883	9,454	11,568
East Texas Crude Logistics System	33,771	35,046	31,296	34,711
Midland Gathering Assets	237,681	200,705	219,782	217,847
Plains Connection System	206,493	360,725	182,523	333,405
Delaware Gathering Assets:
Natural gas gathering and processing (Mcfd) (1)	64,940	71,078	62,111	74,831
Crude oil gathering (average bpd)	140,790	123,346	138,575	123,978
Water disposal and recycling (average bpd)	98,040	144,414	107,415	128,539
Midland Water Gathering System: (2)
Water disposal and recycling (average bpd) (2)(3)	613,869	274,361	587,419	280,955

Wholesale Marketing & Terminalling:
East Texas - Tyler Refinery sales volumes (average bpd) (4)	69,369	63,022	68,052	67,682
Big Spring wholesale marketing throughputs (average bpd)(5)	—	—	—	44,999
West Texas wholesale marketing throughputs (average bpd)	10,753	7,472	8,737	5,828
West Texas wholesale marketing margin per barrel	$3.48	$4.35	$3.42	$3.18
Terminalling throughputs (average bpd) (6)	147,041	151,309	145,237	154,217
(1) Mcfd - average thousand cubic feet per day.
(2) Consists of volumes of H2O Midstream and Gravity.
(3) Gravity 2025 are from January 2, 2025 through December 31, 2025.
(4) Excludes jet fuel and petroleum coke.
(5) Marketing agreement terminated on August 5, 2024 upon assignment to Delek Holdings.
(6) Consists of terminalling throughputs at our Tyler, Big Spring, Big Sandy and Mount Pleasant, Texas terminals, El Dorado and North Little Rock, Arkansas terminals and Memphis and Nashville, Tennessee terminals.

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Supplemental Information
Schedule of Selected Segment Financial Data, Pricing Statistics Impacting our Refining Segment, and Other Reconciliations of Amounts Reported Under U.S. GAAP

Selected Segment Financial Data	Three Months Ended December 31, 2025
$ in millions (unaudited)	Refining	Logistics	Segment Total	Corporate, Other and Eliminations	Consolidated
Net revenues (excluding intercompany fees and revenues)	$2,301.8	$127.6	$2,429.4	$—	$2,429.4
Inter-segment fees and revenues	82.3	128.1	210.4	(210.4)	—
Total revenues	$2,384.1	$255.7	$2,639.8	$(210.4)	$2,429.4
Cost of sales	2,194.3	214.9	2,409.2	(205.7)	2,203.5
Gross margin	$189.8	$40.8	$230.6	$(4.7)	$225.9

	Three Months Ended December 31, 2024
$ in millions (unaudited)	Refining	Logistics	Segment Total	Corporate, Other and Eliminations	Consolidated
Net revenues (excluding intercompany fees and revenues)	$2,270.3	$103.4	$2,373.7	$—	$2,373.7
Inter-segment fees and revenues (1)	69.4	106.4	175.8	(175.8)	—
Total revenues	$2,339.7	$209.8	$2,549.5	$(175.8)	$2,373.7
Cost of sales	2,502.7	163.9	2,666.6	(158.3)	2,508.3
Gross margin	$(163.0)	$45.9	$(117.1)	$(17.5)	$(134.6)

	Year Ended December 31, 2025
$ in millions (unaudited)	Refining	Logistics	Segment Total	Corporate, Other and Eliminations	Consolidated
Net revenues (excluding intercompany fees and revenues)	$10,209.1	$513.8	$10,722.9	$—	$10,722.9
Inter-segment fees and revenues	342.2	499.5	841.7	(841.7)	—
Total revenues	$10,551.3	$1,013.3	$11,564.6	$(841.7)	$10,722.9
Cost of sales	10,042.0	810.2	10,852.2	(741.4)	10,110.8
Gross margin	$509.3	$203.1	$712.4	$(100.3)	$612.1

	Year Ended December 31, 2024
$ in millions (unaudited)	Refining	Logistics	Segment Total	Corporate, Other and Eliminations	Consolidated
Net revenues (excluding intercompany fees and revenues)	$11,142.4	$422.8	$11,565.2	$—	$11,565.2
Inter-segment fees and revenues (1)	640.6	517.8	1,158.4	(871.4)	287.0
Total revenues	$11,783.0	$940.6	$12,723.6	$(871.4)	$11,852.2
Cost of sales	12,009.5	703.0	12,712.5	(817.2)	11,895.3
Gross margin	$(226.5)	$237.6	$11.1	$(54.2)	$(43.1)
(1) Intercompany fees and sales for the refining segment include revenues of $— million and $287.0 million during the year ended December 31, 2024, respectively, to the Retail Stores, the operations of which are reported in discontinued operations.

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Pricing Statistics	Three Months Ended December 31,		Year Ended December 31,
(average for the period presented)	2025	2024	2025	2024

WTI — Cushing crude oil (per barrel)	$59.24	$70.42	$64.87	$75.88
WTI — Midland crude oil (per barrel)	$59.77	$71.19	$65.59	$76.85
WTS — Midland crude oil (per barrel)	$58.32	$70.12	$64.71	$75.95
LLS (per barrel)	$60.96	$72.57	$67.15	$78.30
Brent (per barrel)	$63.08	$74.01	$68.19	$79.84

U.S. Gulf Coast 5-3-2 crack spread (per barrel) (1)	$21.81	$13.74	$20.42	$17.58
U.S. Gulf Coast 3-2-1 crack spread (per barrel) (1)	$20.51	$13.05	$19.56	$16.94
U.S. Gulf Coast 2-1-1 crack spread (per barrel) (1)	$18.37	$9.77	$15.83	$13.40

U.S. Gulf Coast Unleaded Gasoline (per gallon)	$1.74	$1.90	$1.91	$2.13
Gulf Coast Ultra-low sulfur diesel (per gallon)	$2.21	$2.15	$2.21	$2.36
U.S. Gulf Coast high sulfur diesel (per gallon)	$1.98	$2.02	$2.00	$1.98
Natural gas (per MMBTU)	$4.04	$2.98	$3.62	$2.42
(1)    For our Tyler and El Dorado refineries, we compare our per barrel refining product margin to the Gulf Coast 5-3-2 crack spread consisting of (Argus pricing) WTI Cushing crude, U.S. Gulf Coast CBOB gasoline and Gulf Coast ultra-low sulfur diesel. For our Big Spring refinery, we compare our per barrel refining margin to the Gulf Coast 3-2-1 crack spread consisting of (Argus pricing) WTI Cushing crude, U.S. Gulf Coast CBOB gasoline and Gulf Coast ultra-low sulfur diesel. For our Krotz Springs refinery, we compare our per barrel refining margin to the Gulf Coast 2-1-1 crack spread consisting of (Argus pricing) LLS crude oil, (Argus pricing) U.S. Gulf Coast CBOB gasoline and (Platts pricing) U.S. Gulf Coast Pipeline No. 2 heating oil (high sulfur diesel). The Tyler refinery's crude oil input is primarily WTI Midland and East Texas, while the El Dorado refinery's crude input is primarily a combination of WTI Midland, local Arkansas and other domestic inland crude oil. The Big Spring refinery’s crude oil input is primarily comprised of WTS and WTI Midland. The Krotz Springs refinery’s crude oil input is primarily comprised of LLS and WTI Midland.

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Other Reconciliations of Amounts Reported Under U.S. GAAP
$ in millions (unaudited)
	Three Months Ended December 31,		Year Ended December 31,
Reconciliation of gross margin to Refining margin to Adjusted refining margin	2025	2024	2025	2024
Gross margin	$189.8	$(163.0)	$509.3	$(226.5)
Add back (items included in cost of sales):
Operating expenses (excluding depreciation and amortization)	147.0	137.2	614.6	596.6
Depreciation and amortization	64.7	70.7	270.0	265.5
Refining margin	$401.5	$44.9	$1,393.9	$635.6
Adjusting items
Net inventory and other LCM valuation loss (benefit)	(30.8)	(0.2)	8.4	(10.7)
Other inventory impact (1)	41.0	43.9	176.6	82.9
Unrealized inventory/commodity hedging (gain) loss where the hedged item is not yet recognized in the financial statements	0.1	0.1	(1.0)	1.2
Unrealized RINs hedging (gain) loss where the hedged item is not yet recognized in the financial statements	—	1.8	(5.5)	5.5
Intercompany lease impacts (1)	(28.9)	(34.2)	(118.2)	(66.3)
Total Adjusting items	(18.6)	11.4	60.3	12.6
Adjusted refining margin	$382.9	$56.3	$1,454.2	$648.2
(1) See further discussion in the "Significant Transactions During the Quarter Impacting Results" section.

Calculation of Net Debt	December 31, 2025	December 31, 2024
Long-term debt - current portion	$9.5	$9.5
Long-term debt - non-current portion	3,223.6	2,755.7
Total long-term debt	3,233.1	2,765.2
Less: Cash and cash equivalents	625.8	735.6
Net debt - consolidated	2,607.3	2,029.6
Less: DKL net debt	2,333.5	1,870.0
Net debt, excluding DKL	$273.8	$159.6

Investor/Media Relations Contacts:

investor.relations@delekus.com

Information about Delek US Holdings, Inc. can be found on its website (www.delekus.com), investor relations webpage (ir.delekus.com), news webpage (www.delekus.com/news) and its X account (@DelekUSHoldings).

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